As filed with the Securities and Exchange Commission on March 25, 2014

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INUVO, INC.
(Exact name of the registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

87-0450450
(I.R.S. Employer Identification Number)

1111 Main Street
Suite 201
Conway, AR  72032
Telephone (501) 205-8508
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mr. Wallace D. Ruiz
Chief Financial Officer
Inuvo, Inc.
1111 Main Street
Suite 201
Conway, AR  72032
Telephone (501) 205-8508
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

James M. Schneider, Esq.
Pearlman Schneider LLP
2200 Corporate Boulevard N.W.
Suite 210
Boca Raton, Florida 33431
telephone (561) 362-9595
telecopier (561) 362-9612

Approximate date of commencement of proposed sale to the public:
From time to time after effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered		Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common stock, par value $0.001 per share	-		-	-
Preferred stock, par value $0.001 per share	-		-	-
Warrants	-		-	-
Units	-		-	-
Total	$15,000,000	(2)	$15,000,000	$1,932

(1)
This registration statement includes $15,000,000 of securities which may be issued by the registrant from time to time in indeterminable amounts and at indeterminable times.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Including also such indeterminate amounts and numbers of securities as may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange, including pursuant to anti-dilution provisions of any such securities.

(2)
Pursuant to Rule 415(a)(6), includes indeterminate amounts, numbers and principal amounts of securities of an aggregate initial offering price of $12,049,400 remaining unsold under registrant’s registration statement on Form S-3 (Registration No. 333-172571) effective April 4, 2011.

(3)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3 under the Securities Act.

(4)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. $1,398.93 filing fee was paid in connection with the unsold securities referenced in note (2) which continues to be applied to such securities pursuant to Rule 415(a)(6) and is offset against the total registration fee due hereunder, and an additional $533.07 is being paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 25, 2014

PROSPECTUS

$15,000,000
Inuvo, Inc.

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having a maximum aggregate offering price of $15,000,000.  When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NYSE MKT under the symbol “INUV.”  The last reported sale price of our common stock on March 21, 2014 was $1.02 per share.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on page 11.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 4 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $15,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used herein, “Inuvo”, “we”, “us” or “our” refers to Inuvo, Inc., a Nevada corporation, and our subsidiaries.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold by pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

●	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the Securities and Exchange Commission’s Public Reference Room;

●	obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission; or

●	obtain a copy from the Securities and Exchange Commission’s website at www.sec.gov.

Our Internet address is www.inuvo.com. We make available free of charge, through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

OUR COMPANY

We deliver content and targeted advertisements over the internet and generate most of our revenue when an end user clicks on the advertisements we have delivered. We manage our business as two segments, the Partner Network and the Owned and Operated Network. In the third quarter of 2013 we reorganized our segments and retrospectively applied the current presentation to prior periods.

The Partner Network delivers advertisements to our partners' websites and applications on desktop, tablet and mobile devices. We generate revenue in this segment when an advertisement is clicked, and we share a portion of that revenue with our partners. Our proprietary technology platform allows for targeted distribution of advertisements at a scale that measures in the billions of advertisements delivered monthly.

The Owned and Operated Network designs, builds and markets consumer websites and applications. This segment consists of our mobile-ready ALOT websites and the ALOT Appbar (the "Appbar") and is focused on providing engaging content to our users. The majority of revenue generated by this segment is derived from clicks on advertisements delivered through web searches or advertisements displayed on the websites.

Corporate information

We were incorporated under the laws of the State of Nevada in October 1987 under the name North Star Petroleum, Inc.  In May 1990, we changed our name to Gemstar Enterprises, Inc. In October 1998 we changed our name to CGI Holding Corp.  In March 2006 we changed our name to Think Partnership Inc. and in September 2008 we changed our name to Kowabunga! Inc.  Lastly, in July 2009 we changed our name to Inuvo, Inc.

Our principal executive offices are located at 1111 Main Street, Suite 201, Conway, AR  72032. Our telephone number at this location is (501) 205-8508.  The information which appears on our website at www.inuvo.com is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

●	history of losses;
●	material dependence on our relationships with Yahoo! and Google;
●	dependence on our financing arrangements with Bridge Bank, N.A. which are collateralized by our assets;
●	covenants and restrictions in our grant agreement with the state of Arkansas;
●	possible need to raise additional capital;
●	dependence of our Partner Network segment on relationships with distribution partners;
●	introduction of new products and services, which require significant investment;
●	dependence of our Owned and Operated Network segment on our ability to maintain and grow our customer base and the estimates and assumptions we use in that segment;
●	ability to acquire traffic through other search engines;
●	lack of control over content and functionality of advertisements we display from third-party networks;
●	ability to effectively compete;
●	need to keep pace with technology changes;
●	fluctuations in our quarterly earnings and the trading price of our common stock;
●	possible interruptions of services;
●	dependence on third-party providers;
●
liability associated with retrieved or transmitted information, failure to adequately protect personal information; security breaches and computer viruses, and other risks experienced by companies in our industry;

●	dependence on key personnel;
●	regulatory and legal uncertainties;
●	ability to defend our company against lawsuits;
●	failure to protect our intellectual property;
●	risks from publishers who could fabricate clicks;
●	continued listing on the NYSE MKT; and
●	outstanding restricted stock grants warrants and options and potential dilutive impact to our stockholders.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in Item 1A. - Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should not invest in our securities unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

We have a history of losses and there are no assurances that we can consistently generate net income. Although we generated net income in 2013, we have a history of net losses that have resulted in an accumulated deficit of $121,193,666 as of December 31, 2013. We cannot provide assurance that we can consistently generate a net income.

We rely on two customers for a significant portion of our revenues. We are reliant upon Yahoo! and Google for most of our revenue. During 2013 they accounted for 64.8 percent and 28.9 percent of our revenues, respectively, and during 2012 they accounted for 47.8 percent and 41.5 percent, respectively. The amount of revenue we receive from these customers is dependent on a number of factors outside of our control, including the amount they charge for advertisements, the depth of advertisements available from them, and their ability to display relevant ads in response to our end-user queries. We would likely experience a significant decline in revenue and our business operations could be significantly harmed if these customers do not approve our new websites and applications, or if we violate their guidelines or they change their guidelines. In addition, if any of these preceding circumstances were to occur, we may not be able to find a suitable alternate paid search results provider or otherwise replace the lost revenues. The loss of either of these customers or a material change in the revenue or gross profit they generate would have a material adverse impact on our business, results of operations and financial condition in future periods.

Failure to comply with the covenants and restrictions in our credit facility could result in the acceleration of a substantial portion of our debt, which we may not be able to repay or refinance on favorable terms. We have a credit facility with Bridge Bank, N.A. under which we had approximately $6.1 million in debt outstanding as of December 31, 2013. The credit facility contains a number of covenants that requires us and certain of our subsidiaries to, among other things,:

●	pay fees to the lender associated with the credit facility;
●	meet prescribed financial covenants;
●	maintain our corporate existence in good standing;
●	grant the lender a security interest in our assets;
●	provide financial information to the lender; and
●	refrain from any transfer of any of our business or property, subject to customary exceptions.

We have historically had difficulties meeting the financial covenants set forth in our credit agreement. Our lender has given us waivers in the past and reset our financial covenants several times. In the event of a breach of our covenants we cannot provide any assurance that our lender would provide a waiver or reset our covenants. A breach in our covenants could result in a default under the credit facility, and in such event Bridge Bank, N.A. could elect to declare all borrowings outstanding to be due and payable. If this occurs and we are not able to repay, Bridge Bank, N.A. could require us to apply all of our available cash to repay the debt amounts and could then proceed against the underlying collateral. Should this occur, we cannot assure you that our assets would be sufficient to repay our debt in full, we would be able to borrow sufficient funds to refinance the debt, or that we would be able to obtain a waiver to cure any such default. In such an event, our ability to conduct our business as it is currently conducted would be in jeopardy.

Failure to comply with the covenants and restrictions in our grant agreement with the State of Arkansas could result in the repayment of a portion of the grant, which we may not be able to repay or finance on favorable terms. We have an agreement with the State of Arkansas whereby we were granted $1,750,000 for the relocation of our company to Arkansas and for the purchase of equipment. The grant is contingent upon us having at least 50 full-time equivalent permanent positions within four years, maintaining at least 50 full-time equivalent permanent positions for the following six years and paying those positions an average total compensation of $90,000 per year. If we fail to meet the requirements of the grant after the initial four year period, we may be required to repay a portion of the grant, up to but not to exceed the full amount of the grant. As of December 31, 2013 we had 32 employees located in Arkansas. Should this occur, we cannot assure you that our assets would be sufficient to repay our grant in full, we would be able to borrow sufficient funds to refinance the grant, or that we would be able to obtain a waiver to cure any such default. In such an event, our ability to conduct our business as it is currently conducted would be in jeopardy.

If we are unable to raise additional capital as needed, our ability to grow our company and satisfy our obligations as they become due would be in jeopardy. We may need to raise significant additional capital to grow our company, fund our operating expenses and satisfy our obligations as they become due, including our revolving credit facility and term loan with Bridge Bank, N.A. Our revolving credit line has a balance of $3,254,745 as of December 31, 2013 and matures on March 29, 2015. We do not have any commitments to provide additional capital upon maturity of the revolving credit line and we cannot assure you that funds will be available with acceptable terms, if at all. If we do not raise funds as needed, our ability to provide for current working capital needs and satisfy our obligations would be in jeopardy. In this event, you could lose all of your investment us.

We are dependent upon relationships with and the success of our distribution partners. Our distribution partners are very important to the success of the Partner Network segment. We must recruit and maintain partners who are able to drive traffic successfully to their websites and mobile applications, resulting in clicks on advertisements we have delivered. These partners may experience difficulty in attracting and maintaining users for a number of reasons, including competition, rapidly changing markets and technology, industry consolidation and changing consumer preferences. Further, we may not be able to further develop and maintain relationships with distribution partners. They may be able to make their own deals directly with advertisers, may view us as competitors or may find our competitors offerings more desirable. Any of these potential events could have a material adverse affect on our business, financial position and results of operations.

We frequently introduce new products and services requiring significant investment, and such initiatives may not meet expectations in terms of viability, success or profitability. Initiatives such as our current initiative to launch new ALOT-branded owned and operated websites require significant financial investment. These investments include key personnel, technology infrastructure, marketing costs and others. We cannot assure you these initiatives will generate significant revenue or be profitable. If our initiatives do not meet our expectations, it could have a material adverse affect on our financial position and results of operations.

The success of our Owned and Operated Network business is dependent on our ability to acquire new users in a profitable manner and maintain our consumer base. The Owned and Operated Network operates our ALOT-branded websites and Appbar. This segment is dependent on our ability to maintain and grow our user base in a profitable manner. We use a predictive model to calculate the rate of return for new users, which includes estimates and assumptions derived from previously acquired users. If these estimates and assumptions are not accurate, we may not be able to effectively manage our advertising decisions and could acquire users in an unprofitable manner. In addition, we may not be able to maintain and grow our active user base for a number of reasons, including, but not limited to, acceptance of our Appbar products and websites by consumers, the availability of advertising to promote our websites and Appbar products, third-party designation of products as undesirable or malicious, user attrition, competition, and sufficiency of capital to purchase advertising. If we are unable to maintain and grow our active user base in a profitable manner, it could have a material adverse effect on our business, financial condition, and results of operations.

A significant portion of the traffic to our websites is acquired from other search engines, and the loss of the ability to acquire traffic could have a material adverse effect on our financial results. We advertise on search engine websites to get downloads of the Appbar and to drive traffic to our owned and operated websites. Our keyword advertising is done primarily with Google, but also with Yahoo! and Bing. If we are unable to advertise on these websites, or the cost to advertise on these websites increases, our financial results will suffer.

We deliver advertisements to users from third-party ad networks which exposes our users to content and functionality over which we do not have ultimate control. We display pay-per-click, banner, cost per acquisition, and other forms of advertisements to users that come from third-party ad networks. We do not control the content and functionality of such third-party advertisements and, while we provide guidelines as to what types of advertisements are acceptable, there can be no assurance that such advertisements will not contain content or functionality that is harmful to users. Our inability to monitor and control what types of advertisements get displayed to users could have a material adverse effect on our business, financial condition and results of operations.

We are subject to significant competition in our industry. We compete with a variety of companies on a global scale and few barriers to entry exist in our market. In addition, many of our competitors are larger than us, have better name recognition and are better capitalized. As a result, we may not be able to keep pace with our competitors' marketing campaigns, pricing policies, technological advances. If we are unable to effectively adapt to competitive factors and compete effectively in the marketplace, it would have a material adverse affect on our business, results of operations, financial condition and the price of our common.

Our business must keep pace with rapid technological change to remain competitive. Our business operates in a market characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements, enhancements, and changing customer demands. We must adapt to rapidly changing technologies and industry standards and continually improve the speed, performance, features, ease of use and reliability of our services. This includes making our products and services compatible and maintaining compatibility with multiple operating systems, desktop and mobile devices, and evolving network infrastructure. If we fail to do this, our results of operations and financial position could be adversely affected.

Our quarterly operating results can be difficult to predict and can fluctuate substantially, which could result in volatility in the price of our common stock. Our quarterly revenues and other operating results have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our agreements with clients do not require minimum levels of usage or payments, and our revenues therefore fluctuate based on the actual usage of our service each quarter by existing and new clients. Quarterly fluctuations in our operating results also might be due to numerous other factors, including:

●	our ability to attract new clients, including the length of our sales cycles, or to sell increased usage of our service to existing clients;
●	technical difficulties or interruptions in our services;
●	changes in privacy protection and other governmental regulations applicable to the our industry;
●	changes in our pricing policies or the pricing policies of our competitors;
●	the financial condition and business success of our clients;
●	purchasing and budgeting cycles of our clients;
●	acquisitions of businesses and products by us or our competitors;
●	competition, including entry into the market by new competitors or new offerings by existing competitors;
●	discounts offered to advertisers by upstream advertising networks;
●	our history of litigation;
●	our history of uncollectable receivables;
●	our ability to hire, train and retain sufficient sales, client management and other personnel;
●	timing of development, introduction and market acceptance of new services or service enhancements by us or our competitors;
●	concentration of marketing expenses for activities such as trade shows and advertising campaigns;
●	expenses related to any new or expanded data centers; and
●	general economic and financial market conditions.

Our services may be interrupted if we experience problems with our network infrastructure. The performance of our network infrastructure is critical to our business and reputation. Because our services are delivered solely through the internet, our network infrastructure could be disrupted by a number of factors, including, but not limited to:

●	unexpected increases in usage of our services;
●	computer viruses and other security issues;
●	interruption or other loss of connectivity provided by third-party internet service providers;
●	natural disasters or other catastrophic events; and
●	server failures or other hardware problems.

While we have data centers in multiple, geographically dispersed locations and active back-up and disaster recovery plans, we cannot assure you that serious interruptions will not occur in the future. If our services were to be interrupted, it could cause loss of users, customers and business partners, which could have a material adverse affect on our results of operations and financial position.

Our business relies on a number of third-party providers, and their failure to perform or termination of our relationships with them could harm our business. We license technologies from third parties to provide our services. Any failure on our part to comply with the terms of these licenses could result in the loss of our rights to continue using the licensed technology, and we could experience difficulties obtaining licenses for alternative technologies. Furthermore, any failure of these third parties to provide these and other services, or errors, failures, interruptions or delays associated with licensed technologies, could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our business may incur liability for information retrieved from or transmitted through our applications, websites or website to which we link. Because we publish or make various information available on our applications and websites or through linked websites, we may be sued for, or incur liability related to, defamation, civil rights infringement, negligence, copyright or trademark infringement, invasion of privacy, personal injury, product liability or other legal claims. Liability or expense relating to these types of claims could have a material adverse effect on our business, results of operations and financial condition.

Failure to maintain the security of our data and network could damage our business and subject us to liability. In the course of business we handle data on our users, including credit card information. A breach of our security measures may compromise information we have gathered and subsequently expose us to litigation, fines from regulatory entities, further regulation and additional costs to protect such information. Such an event could also damage our reputation significantly. This could have a material adverse affect on our business, results of operations and financial condition.

We depend on key personnel, the loss of whom could harm our business. Our success depends in part on the retention of personnel critical to our business operations. Loss of key personnel may result in disruption of operations, loss of key business relationships or expertise, additional recruiting and training costs, and diminished anticipated benefits of acquisitions. Our future success is substantially dependent on the continued service of our key senior management. We have experienced difficulty from time to time in attracting or retaining the personnel necessary to support the growth of our business, and we may experience similar difficulties in the future.

Regulatory and legal uncertainties could harm our business. While there are currently relatively few laws or regulations directly applicable to internet-based commerce or commercial search activity, there is increasing awareness of such activity and interest from state and federal lawmakers in regulating these services. New regulation of activities in which we are involved or the extension of existing laws and regulations to internet-based services could have a material adverse affect on our business, results of operations and financial position.

We may not successfully defend ourselves against litigation. We are a defendant in a several pending lawsuits in which the plaintiffs are seeking damages in significant amounts. If we are unable to satisfactorily defend against or settle these lawsuits, we may be subject to judgments in amounts which exceed our available capital which will damage our business and our ability to continue as a going concern.

We may face third party intellectual property infringement claims that could be costly to defend and result in the loss of significant rights. From time to time third parties have asserted infringement claims against us including copyright, trademark and patent infringement, among other things. While we believe that we have defenses to these types of claims under appropriate trademark laws, we may not prevail in our defenses to any intellectual property infringement claims. In addition, we may not be adequately insured for any judgments awarded in connection with any litigation. Any such claims and resulting litigation could subject us to significant liability for damages or result in the invalidation of our proprietary rights, which would have a material adverse effect on our business, financial condition, and results of operations. Even if we were to prevail, these claims could be time-consuming, expensive to defend, and could result in the diversion of management's time and attention.

We are subject to risks from publishers who could fabricate clicks either manually or technologically. Our business involves the establishment of relationships with website owners and publishers. In exchange for their consumer traffic, we provide an advertising placement service and share a portion of the revenue we collect with that website publisher. Although we have click fraud detection software in place, we cannot guarantee that we will identify all fraudulent clicks or be able to recover funds distributed for fabricated clicks. This risk could materially impact our ability to borrow, our cash flow and the stability of our business.

In the past we have been deficient in the continued listing standards of the NYSE MKT and there are no assurances we will be able to maintain compliance in the future. Our common stock is listed on the NYSE MKT. In November 2012, we were notified by the exchange that we were out of compliance with certain aspects of their listing requirements; specifically, due to losses from continuing operations and/or net losses in our five most recent fiscal years, the exchange's minimum requirement for continued listing is stockholders' equity of not less than $6,000,000. We were afforded the opportunity to submit a plan of compliance to the exchange by December 31, 2012, to demonstrate our ability to regain compliance with their listing standards. We submitted our plan and were notified on February 15, 2013 that it was accepted. We are able to continue our listing during the plan period, which the exchange recently extended April 24, 2014, though subject to periodic review to determine whether we are making progress consistent with the plan. In the event that our stock is delisted, it would likely be quoted in the over-the-counter market on the OTC Bulletin Board. The loss of our exchange listing of our common stock would adversely impact the future liquidity of our common stock and may make it more difficult for our stockholders to resell their shares.

Significant dilution will occur if outstanding warrants and options are exercised or restricted stock unit grants vest. As of December 31, 2013, we had warrants and stock options outstanding to purchase a total of 1,275,297 shares with exercise prices ranging from $0.56 to $74.84 per share, with a weighted average exercise price of $8.04. We also had 709,780 restricted stock units outstanding. If outstanding warrants and stock options are exercised or restricted stock units vest, dilution will occur to our stockholders, which may be significant.

Our business is seasonal and our financial results may vary significantly from period to period. Our future results of operations may vary significantly from quarter to quarter and year to year because of  numerous factors, including seasonality. Historically, during the fourth quarter and the first quarter, it is more difficult for us to acquire traffic for our Owned and Operated Network and we see a decrease in traffic from our Partner Network distribution partners.  Additionally, online consumer traffic is generally lower during the summer months, as consumers spend less time on the Internet.  If we are not able to appropriately adjust to seasonal or other factors, it could have a material adverse effect on our financial results.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, and development costs. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.001 per share, 500,000 shares of preferred stock, par value $0.01 per share. The following description of our common stock and our preferred stock is a summary. You should refer to our articles of incorporation for the actual terms of our capital stock.

Common stock

As of March 17, 2014 there were 23,509,036 outstanding shares of our common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred stock

The board of directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing an amendment pursuant to the applicable laws of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.

Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.  In addition, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Transfer agent

Our transfer agent is Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, UT  84111, and its telephone number is (801) 355-5740.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;
●	the offering price for the warrants, if any;
●	the aggregate number of the warrants;
●	the terms of the security that may be purchased upon exercise of the warrants;
●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	if applicable, a discussion of material United States federal income tax considerations;
●	anti-dilution provisions of the warrants, if any;
●	redemption or call provisions, if any, applicable to the warrants; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.  Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in any applicable prospectus supplement.  The summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any purchase of securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, "at-the-market" offerings, negotiated transactions, block trades, or a combination of these methods.  We may sell the securities in one or more of the following ways from time to time:

●	to or through underwriters or dealers;
●	directly to one or more purchasers; or
●	through agents.

The prospectus supplement (and any related free writing prospectuses that we may authorize) will describe the terms of such offering, including:

●	the name or names of any underwriters, dealers or agents;
●	the purchase price of the offered securities and the proceeds to Inuvo from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and
●	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate.  Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased (other than securities subject to any over-allotment option).

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE MKT, in the over-the-counter market, or otherwise.  Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, Inuvo will sell such offered securities to the dealer, as principal.  The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale.  The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Inuvo to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale.  Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Inuvo to that agent will be set forth, in the prospectus supplement relating to that offering.  Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof.  Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the NYSE MKT, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange.  Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE MKT, subject to official notice of issuance.  Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Schneider LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida  33431.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows for the years ended December 31, 2013 and 2012 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of securities covered by this prospectus:

●          Annual Report on Form 10-K for the year ended December 31, 2013.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: Corporate Secretary, Inuvo, Inc., 1111 Main Street, Suite 201, Conway, AR  72032.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to our company contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

●	a breach of the director's duty of loyalty to us or our stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;
●	a transaction from which our director received an improper benefit; or
●	an act or omission for which the liability of a director is expressly provided under Nevada law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

TABLE OF CONTENTS

	Page

About this Prospectus	2
Available Information	2	$15,000,000
Our Company	2
Cautionary Statements Regarding Forward-Looking Information	3
Risks Factors	4
Use of Proceeds	7
Description of Capital Stock	7
Description of Warrants	9	COMMON STOCK, PREFERRED STOCK,
Material Federal Income Tax Consequences	9	WARRANTS OR UNITS
Plan of Distribution	9
Legal Matters	10	PROSPECTUS
Experts	10
Information Incorporated by Reference	10	________, 2014
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	11

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by Inuvo, Inc. in connection with the distribution of the securities being registered are as follows:

SEC registration and filing fee	$533.07
Legal fees and expenses	7,500.00
Accounting fees and expenses	2,500.00
EDGAR fees and printing costs	2,000.00
Transfer agent fees	500.00
Blue Sky fees and expenses	500.00
Miscellaneous	466.93
TOTAL	$14,000.00

All fees and expenses other than the SEC registration and filing fee are estimated

Item 15.    Indemnification of Directors and Officers.

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

●	a breach of the director's duty of loyalty to us or our stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;
●	a transaction from which our director received an improper benefit; or
●	an act or omission for which the liability of a director is expressly provided under Nevada law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16.    Exhibits.

Exhibit No.	Exhibit
3(i).1
Articles of Incorporation, as amended)Incorporated by reference and filed as an exhibit to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 1, 2004.)

3(i).2
Amended to Articles of Incorporation filed March 14, 2005 (Incorporated by reference and filed as an exhibit to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2006.)

3(i).3
Articles of Merger between Inuvo, Inc. and Kowabunga! Inc. (Incorporated by reference and filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2009.)

3(i).4	Certificate of Change Filed Pursuant to NRS 78.209 (Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed on September 30, 2010.)
3(i).5	Certificate of Merger as filed with the Secretary of State of Nevada on February 29, 2012 (Incorporated by reference to the Registrant's Annual Report on Form 10-K as filed on March 29, 2012.)
3(i).6	Articles of Amendment to Amended Articles of Incorporation as filed on February 29, 2012 (Incorporated by reference to the Registrant's Annual Report on Form 10-K as filed on March 29, 2012.)
3(ii).1	Amended and Restated By-Laws (Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010.)
3(ii).2	Bylaw amendment adopted February 29, 2012 (Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed on March 6, 2012.)
5.1	Consent of Pearlman Schneider LLP *
23.1	Consent of Mayer Hoffman McCann P.C. *
23.2	Consent of Pearlman Schneider LLP (included in Exhibit 5.1)*

*        filed herewith.

Item 17.    Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conway, State of Arkansas on March 24, 2014.

Inuvo, Inc.

By:	/s/ Richard K. Howe
Richard K. Howe, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard K. Howe his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard K. Howe	Chief Executive Officer, directors, principal executive officer
Richard K. Howe		March 24, 2014

/s/ Wallace D. Ruiz	Chief Financial Officer, principal financial and accounting officer	March 24, 2014
Wallace D. Ruiz

/s/ Joseph P. Durrett	Director	March 24, 2014
Joseph P. Durrett

/s/ Charles L. Pope	Director	March 24, 2014
Charles L. Pope

/s/ Patrick Terrell	Director	March 24, 2014
Patrick Terrell

/s/ Charles D. Morgan	Director	March 24, 2014
Charles D. Morgan